Exhibit 99.1

For immediate release:	Media Relations Contact
September 4, 2018	Joan Campion
212-733-2798

Investor Relations Contact
Bryan Dunn
212-733-8917

Pfizer Prices $5,000,000,000 Debt Offering

NEW YORK, NY, September 4, 2018 — Pfizer Inc. (NYSE: PFE) today announced the pricing of a debt offering consisting of six tranches of notes:

$300,000,000 aggregate principal amount of floating rate notes due 2023

$1,000,000,000 aggregate principal amount of 3.000% notes due 2021

$1,000,000,000 aggregate principal amount of 3.200% notes due 2023

$1,000,000,000 aggregate principal amount of 3.600% notes due 2028

$700,000,000 aggregate principal amount of 4.100% notes due 2038

$1,000,000,000 aggregate principal amount of 4.200% notes due 2048

Pfizer intends to use the net proceeds for general corporate purposes, including to refinance, redeem or repurchase existing debt and to repay a portion of its outstanding commercial paper.

The closing of the offering is expected to occur on September 7, 2018, subject to satisfaction of customary closing conditions.

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as joint book-running managers for the offering.

The offering of these securities is being made only by means of a prospectus. Copies may be obtained by calling Citigroup Global Markets Inc. at (800) 831-9146, Credit Suisse Securities (USA) LLC at (800) 221-1037, Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322 or Morgan Stanley & Co. LLC at (866) 718-1649.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes, nor will there be any sale of the notes in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About Pfizer

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of healthcare products. Our global portfolio includes medicines and vaccines as well as many of the world’s best-known consumer health care products. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world’s premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 150 years, we have worked to make a difference for all who rely on us.

Forward-Looking Statements

This press release contains forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “will,” “may,” “could,” “likely,” “ongoing,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” “goal,” “objective,” “aim” and other words and terms of similar meaning or by using future dates in connection with any discussion of, among other things, expectations regarding the completion of the notes offering and the use of proceeds. A list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2018 and July 1, 2018, in each case including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Risk Factors,” in our Current Reports on Form 8-K, and in the prospectus supplement and accompanying prospectus, in each case including in the section thereof captioned “Risk Factors.” You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements, and you are cautioned not to put undue reliance on forward-looking statements. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the Securities and Exchange Commission (the “SEC”). You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-K, 10-Q and 8-K reports and our other filings with the SEC.

2